Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-107901, 333-159038, 333-159045, 333-181124, 333-186575, 333-186578, 333-208667, 333-217656 and 333-224138 on Form S-8 of General Dynamics Corporation, and Registration Statement No. 333-223853 on Form S-3ASR of General Dynamics Corporation of our reports dated May 24, 2017 relating to the financial statements of CSRA Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the preparation of the consolidated and combined financial statements on and prior to November 27, 2015) and the effectiveness of CSRA Inc.’s internal control over financial reporting appearing in the Annual Report on Form 10-K of CSRA Inc. for the year ended March 31, 2017, incorporated by reference in the Current Report on Amended Form 8-K of General Dynamics Corporation filed on May 7, 2018.

/s/ Deloitte & Touche LLP

McLean, Virginia
May 7, 2018